Exhibit 24.1

POWER OF ATTORNEY

WHEREAS, the undersigned officers and directors of Lakeland Bancorp, Inc. desire to authorize John W. Fredericks, Roger Bosma and Joseph F. Hurley to act as their attorneys-in-fact and agents, for the purpose of executing and filing a registration statement on Form S-8, including all amendments thereto,

NOW, THEREFORE,

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John W. Fredericks, Roger Bosma and Joseph F. Hurley, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign a Registration Statement on Form S-8, registering the additional 795,270 shares of the Common Stock of Lakeland Bancorp, Inc. that are issuable under the Company’s Amended and Restated 2000 Equity Compensation Program, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this power of attorney in the following capacities as of the 27th day of May, 2005.

Signatures	Title
/s/ Roger Bosma	Director, President and Chief Executive Officer
Roger Bosma

/s/ Bruce G. Bohuny	Director
Bruce G. Bohuny

/s/ Mary Ann Deacon	Director
Mary Ann Deacon

/s/ John W. Fredericks	Director
John W. Fredericks

/s/ Mark J. Fredericks	Director
Mark J. Fredericks

/s/ George H. Guptill, Jr.	Director
George H. Guptill, Jr.

/s/ Janeth C. Hendershot	Director
Janeth C. Hendershot

/s/ Paul P. Lubertazzi	Director
Paul P. Lubertazzi

/s/ Robert E. McCracken	Director
Robert E. McCracken

/s/ Robert B. Nicholson, III	Director
Robert B. Nicholson, III

/s/ Joseph P. O’Dowd	Director
Joseph P. O’Dowd

/s/ Charles L. Tice	Director
Charles L. Tice

/s/ Stephen R. Tilton, Sr.	Director
Stephen R. Tilton, Sr.

/s/ Paul G. Viall, Jr.	Director
Paul G. Viall, Jr.

/s/ Arthur L. Zande	Director
Arthur L. Zande

/s/ Joseph F. Hurley	Chief Financial Officer (Principal Financial and Accounting Officer)
Joseph F. Hurley